Exhibit 21

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2016

Company Name
Chisholm Coal LLC
Chrome Deposit Corporation
Compagnie de Gestion de Mifergui- Nimba, LTEE
Cygnus Mines Limited
Double G Coatings, Inc.
Double G Coatings Company, L.P.
Essex Minerals Company
Fairfield Primary Operations, LLC
Feralloy Processing Company
GCW/USS Energy, LLC
Grant Assurance Corporation
Kanawha Coal LLC
Leeds Retail Center, LLC
Oilfield Technologies, Inc.
Orinoco Mining Company
Perdido Land Development Co., Inc.
PITCAL, Inc.
USS-POSCO Industries
Pitcal Pipe, LLC
Preserve Village Developers, LLC
Stelco Holding Company
Ontario Coal Company
Ontario Eveleth Company
Ontario Hibbing Company
Hibbing Development Company
Hibbing Taconite Company
Stelco Coal Company
Stelco Erie Corporation
Ontario Tilden Company
Tilden Mining Company, L.C.
Swan Point Yacht & Country Club, Inc.
Swan Point Development Company, LLC
Brookfield Swan Point, LLC
Swan Point Recreation, LLC
Timber Wolf Land, LLC
Transtar, LLC
Delray Connecting Railroad Company
Gary Railway Company
Tracks Traffic and Management Services, Inc.
Texas & Northern Railway Company
Lake Terminal Railroad Company, The
Lorain Northern Company
Union Railroad Company, LLC
Birmingham Southern Railroad Company
Fairfield Southern Company, Inc.
Warrior & Gulf Navigation LLC
U. S. Steel China, LLC

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2016

Company Name

U. S. Steel Holdings, Inc.
U. S. Steel Holdings II, LLC
Worldwide Steel C.V.
U. S. Steel Global Holdings I B.V.
U. S. Steel Global Holdings VI B.V.
U. S. Steel Košice, s.r.o. (USSK)
OBAL-SERVIS, a.s. Košice
U. S. Steel Košice – Labortest, s.r.o.
U. S. Steel Services s.r.o.
U. S. Steel Europe - Bohemia a.s.
U. S. Steel Europe - France S.A.
U.S. Steel Košice - SBS, s.r.o.
U. S. Steel Europe - Germany GmbH
U. S. Steel Europe - Italy S.r.l.
RMS, a.s. Košice
U. S. Steel Global Holdings II, B.V.
U. S. Steel Canada Limited Partnership
U. S. Steel Holdings IV, Inc.
U. S. Steel International of Canada, LTD.
U. S. Steel LRD Canada North Inc.
U. S. Steel Mining Company, LLC
U. S. Steel Timber Company, LLC
U. S. Steel Tubular Products Holdings, LLC
U. S. Steel Seamless Tubular Operations, LLC
U. S. Steel Tubular Products, Inc.
U. S. Steel Tubular Products Middle East DMCC
U.S. Steel Oilwell Services, LLC
Patriot Premium Threading Services, LLC
U. S. Steel Tubular Products Canada Inc.
U.S. Steel Produtos Tubulares do Brasil Ldta.
Zinklahoma, Inc.
Star Brazil US, LLC 2
Star Brazil US, LLC 1
Lone Star Brazil Holdings 1 Ltda.
Lone Star Brazil Holdings 2 Ltda.
Apolo Tubulars S.A.
Apolo Tubulars International, Corp
Lone Star Steel Holdings, Inc.
Lone Star Steel Holdings II, Inc.
Fintube (Thailand) Limited
UEC Technologies, LLC
189548 Canada Inc.
3292673 Canada Inc.
USX Engineers and Consultants
UEC Sail Information Technology, LTD.
United States Steel International, Inc.
United States Steel Export Company de Mexico, S.R.L. de C.V.
Acero Prime, S.R.L. de CV
Acero Prime Servicios, S.R.L. de CV
United States Steel International de Mexico, S.R.L. de C. V.
USS Galvanizing, Inc.

UNITED STATES STEEL CORPORATION
SUBSIDIARIES AND JOINT VENTURES AS OF DECEMBER 31, 2016

Company Name

PRO-TEC Coating Company
PRO-TEC Coating Company, Inc.
USS International Services, LLC
USS Lakeside, LLC
Chicago Lakeside Development, LLC
USS Oilwell Supply Co., LTD.
USS Oilwell Tubular, Inc.
USS Portfolio Delaware, Inc.
USS WSP, LLC
Worthington Specialty Processing
ProCoil Company, LLC
Worthington Taylor, LLC
USX International Sales Company, Inc.

Note:
On September 16, 2014, U. S. Steel Canada Inc. ("USSC") applied for relief from its creditors pursuant to Canada's Companies' Creditors Arrangement Act. That action caused U. S. Steel to determine that USSC and its subsidiaries were deconsolidated from U. S. Steel's financial statements as of the date of the filing.

U. S. Steel Canada Inc.
The Steel Company of Canada, Limited
4347226 Canada Inc. (formerly HLE Mining GP Inc.)
The Stelco Plate Company Ltd.
U. S. Steel Tubular Products Canada GP Inc.
U. S. Steel Tubular Products Canada Limited Partnership
742784 Ontario Inc.
Baycoat Limited
Baycoat
D.C. Chrome Limited